----------

                              BLUEGREEN CORPORATION
                                   as Issuer,

                  CERTAIN OF ITS SUBSIDIARIES SPECIFIED HEREIN
                            as Subsidiary Guarantors,

                                       and

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
                                as Notes Trustee,

                                   ----------

                                  $110,000,000

                      10 1/2% SENIOR SECURED NOTES DUE 2008

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 15, 1999

                                       to

                                    INDENTURE

                            Dated as of April 1, 1998

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 15, 1999 (this "First Supplemental Indenture"), to the Indenture (as defined below), among Bluegreen Corporation, a Massachusetts corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture), the Subsidiary of the Company listed on Schedule A annexed hereto (the "Additional Guarantor") and SunTrust Bank, Central Florida, National Association, a national banking association, in its capacity as trustee (the "Notes Trustee").

     WHEREAS, the Company has issued its 10 1/2% Senior Secured Notes due 2008 (the "Notes") in the aggregate principal amount of $110,000,000 under and pursuant to the Indenture, dated as of April 1, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and the Notes Trustee; and

     WHEREAS, the Additional Guarantor has become a Restricted Subsidiary and pursuant to Section 10.07 of the Indenture is entering into this First Supplemental Indenture to thereby become a Subsidiary Guarantor as provided in Article Ten of the Indenture; and

     WHEREAS, pursuant to Section 9.01(a)(iv) of the Indenture, the Company, the Subsidiary Guarantors, the Additional Guarantor and the Notes Trustee may enter into this First Supplemental Indenture without the consent of any Noteholder; and

     WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this First Supplemental Indenture pursuant to the Indenture and all other documents relating to the Notes have been obtained and given;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                      ARTICLE 1: AUTHORIZATION; DEFINITIONS

SECTION 1.01. FIRST SUPPLEMENTAL INDENTURE.

     This First Supplemental Indenture is supplemental to, and is entered into, in accordance with Section 9.01 of the Indenture, and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 1.02. DEFINITIONS.

     Unless the context shall otherwise require, all terms which are defined in
Section 1.01 of the Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                         ARTICLE 2: ADDITIONAL GUARANTOR

SECTION 2.01. ADDITIONAL GUARANTOR.

     Pursuant to Section 10.07 of the Indenture, the Additional Guarantor hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Subsidiary Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                            ARTICLE 3: MISCELLANEOUS

SECTION 3.01. EFFECTIVE DATE.

     This First Supplemental Indenture shall become effective upon execution and delivery hereof.

SECTION 3.02. COUNTERPARTS.

     This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 3.03. ACCEPTANCE.

     The Notes Trustee accepts the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Notes Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution by the Company, the Subsidiary Guarantors or the Additional Guarantor, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

SECTION 3.04. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this First Supplemental Indenture, by the Company, the Guarantors, the Additional Guarantor or the Notes Trustee shall bind its respective successors and assigns, whether so expressed or not.

SECTION 3.05. SEVERABILITY.

     In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06. GOVERNING LAW.

     This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

SECTION 3.07. INCORPORATION INTO INDENTURE.

     All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first above written.


                                        BLUEGREEN CORPORATION

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Senior Vice President


                                        BLUEGREEN RESORTS
                                        MANAGEMENT, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN HOLDING
                                        CORPORATION (TEXAS)

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President

                                        PROPERTIES OF THE SOUTHWEST
                                        ONE, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Executive Vice President


                                        BLUEGREEN SOUTHWEST ONE, L.P.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Executive Vice President of
                                                  Its General Partner,
                                                  BLUEGREEN SOUTHWEST LAND, INC.


                                        BLUEGREEN ASSET MANAGEMENT
                                        CORPORATION

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN CAROLINA LAND, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN CORPORATION OF
                                        MONTANA

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President

                                        BLUEGREEN CORPORATION OF
                                        TENNESSEE

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN CORPORATION OF THE
                                        ROCKIES

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN PROPERTIES OF
                                        VIRGINIA, INC. (formerly known as
                                        VIRGINIA LAND & FOREST
                                        CORPORATION)

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN RESORTS
                                        INTERNATIONAL, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        CAROLINA NATIONAL GOLF CLUB,
                                        INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President

                                        LEISURE CAPITAL CORPORATION

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BLUEGREEN WEST CORPORATION
                                        (formerly known as PROPERTIES OF THE
                                        WEST, INC.)

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        BG/RDI ACQUISITION CORP.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    President


                                        RDI GROUP, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Secretary


                                        DELLONA ENTERPRISES, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Secretary

                                        BLUEGREEN VACATIONS UNLIMITED,
                                        INC. (formerly known as RDI
                                        RESOURCES, INC.)

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Secretary


                                        BLUEGREEN SOUTHWEST LAND, INC.

                                        By:  /s/  Patrick E. Rondeau
                                             ----------------------------------
                                        Name:     Patrick E. Rondeau
                                        Title:    Secretary


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        SUNTRUST BANK, CENTRAL
                                        FLORIDA,  NATIONAL ASSOCIATION

                                        By:  /s/  Lisa Derryberry
                                             ----------------------------------
                                        Name:     Lisa Derryberry
                                        Title:    Vice President

                                   SCHEDULE A

                              ADDITIONAL GUARANTOR


Name                                                Date
----                                                ----
Bluegreen Southwest Land, Inc.                      March 15, 1999